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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants of Vivendi, we hereby consent to the use of our joint or individual reports (and to all references to our Firms) included in or made as part of this post-effective amendment No. 4 on Form F-1 to the Registration Statement on Form F-4.



                                          Paris France


                                          February 23, 2001



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
          /s/ RSM SALUSTRO REYDEL                        /s/ BARBIER FRINAULT & CIE
--------------------------------------------    --------------------------------------------
            RSM Salustro Reydel                            Barbier Frinault & Cie
                                                      A member firm of Arthur Andersen
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